NEWS RELEASE

Contacts: Kodiak Gas Services, Inc. Graham Sones, VP – Investor Relations ir@kodiakgas.com Dennard Lascar Investor Relations Ken Dennard / Rick Black KGS@DennardLascar.com

Kodiak Gas Services Reports Fourth Quarter and Full Year 2023 Results; Achieves Record Annual Revenues and Adjusted EBITDA; Provides Full Year 2024 Guidance
The Woodlands, Texas — March 6, 2024 — Kodiak Gas Services, Inc. (NYSE: KGS) (“Kodiak” or the “Company”), a leading provider of critical energy infrastructure and contract compression services, today reported financial and operating results for the fourth quarter and full year ended December 31, 2023 and also provided full-year 2024 guidance.

Fourth Quarter 2023 Highlights
•Total revenues for fourth quarter 2023 were $226.0 million compared to $179.8 million for fourth quarter 2022.
•Fourth quarter 2023 Compression Operations segment Adjusted Gross Margin Percentage(1) increased 140 basis points over third quarter 2023.
•Net loss for the quarter ended December 31, 2023 was $6.9 million, including a $21.8 million loss on derivatives.
•Adjusted EBITDA(1) for the quarter ended December 31, 2023 was $113.9 million compared to $103.2 million for the quarter ended December 31, 2022.
•Paid inaugural cash dividend of $0.38 per share, or $1.52 per share annualized.
•Announced a definitive agreement to acquire CSI Compressco to create the industry's largest contract compression fleet.

Fiscal Year 2023 Highlights
•Total revenues for the year ended December 31, 2023 were $850.4 million compared to $707.9 million for the year ended December 31, 2022.
•Compression Operations segment revenues grew 12.3% over the year ended December 31, 2022.
•Compression Operations Adjusted Gross Margin increased 11.5% compared to the year ended December 31, 2022.
•Net income for the year ended December 31, 2023 was $20.1 million.
•Adjusted EBITDA was $438.1 million compared to $399.0 million for the year ended December 31, 2022.
•Horsepower utilization ended 2023 at 99.9%.

2024 Outlook Highlights
•Initiated standalone 2024 Adjusted EBITDA guidance of $460 million to $490 million.
•Expected Discretionary Cash Flow of $295 million to $310 million will allow for continued investment in the fleet and return of capital to shareholders.

"2023 was a historic year for Kodiak with several noteworthy milestones, including our June IPO, the November initiation of a quarterly dividend, and the announcement of the agreement to acquire CSI Compressco" stated Mickey McKee, Kodiak’s founder and Chief Executive Officer. “Financially, we set new annual revenue and Adjusted EBITDA records while at the same time maintaining capital discipline and generating a new Kodiak record level of Free Cash Flow. Our fourth quarter results continued to reflect the
(1) Adjusted Gross Margin and Adjusted EBITDA are Non-GAAP Financial Measures. Definitions and reconciliations to the most comparable GAAP financial measures are included herein.

strength of our customer-focused strategy with record Adjusted EBITDA and margin improvement in both our Compression Operations and Other Services segments. Kodiak’s record-setting year would not have been possible without the tireless efforts of our approximately 800 highly-capable employees to provide our customers with unequaled service quality.
"As we look forward, customer demand for large horsepower compression infrastructure continues to be strong, particularly in the Permian Basin, where over 70% of our horsepower is deployed. Our fleet is effectively fully utilized, and we expect this trend to last given the robust multi-year outlook for natural gas to supply the coming wave of LNG export projects. Our pending acquisition of CSI Compressco will give us the largest contract compression fleet in the industry and enhance both our service offerings and the scale of those offerings. Kodiak is fully contracted on our 2024 new unit deliveries, and deep in discussions with our customers on their 2025 needs. In closing, we remain committed to having the safest and most sustainable contract compression fleet in the industry and delivering the high quality of service and industry-leading mechanical availability that our customers have come to expect.”

Segment Information
Compression Operations segment revenues were $735.6 million in the year ended December 31, 2023, a 12.3% increase compared to $655.0 million in the year ended December 31, 2022. Compression Operations segment gross margin was $295.6 million in the year ended December 31, 2023, a 16.0% increase compared to $254.8 million in the year ended December 31, 2022. Compression Operations segment Adjusted Gross Margin was $478.5 million in the year ended December 31, 2023, an 11.5% increase compared to $429.2 million in the year ended December 31, 2022.
Other Services segment revenues were $114.8 million in the year ended December 31, 2023 compared to $53.0 million in the year ended December 31, 2022. This segment’s revenues finished the year well in excess of what the Company originally forecasted based on the award of and accelerated progress on two large projects in the second half of 2023. Other Services segment gross margin and Adjusted Gross Margin were each $21.0 million in the year ended December 31, 2023, up from $11.3 million in the year ended December 31, 2022.

Transaction Update
In December 2023, Kodiak announced a definitive merger agreement to acquire CSI Compressco in an all-equity transaction (the "Transaction") valued at approximately $854 million as of the announcement date, including the assumption of $619 million of net debt. The Transaction is expected to create the industry's largest contract compression fleet and be accretive to Discretionary Cash Flow and Free Cash Flow per share upon closing.
CSI Compressco majority unitholders delivered consents sufficient to approve the Transaction and closing is expected in the second quarter of 2024, subject to customary closing conditions and regulatory approval.

Long-Term Debt and Liquidity
Total debt outstanding was $1.8 billion as of December 31, 2023, comprised entirely of borrowings on the ABL Facility, and the leverage ratio was 3.96x. At December 31, 2023, the Company had $354.9 million available on its ABL Facility and was in compliance with all financial covenants.
In February 2024, the Company issued $750 million of 7.25% senior unsecured notes due 2029. In connection with the issuance, Kodiak was assigned corporate family/issuer credit ratings of 'Ba3', 'B+' and 'BB' by Moody's Investors Service, S&P Global Ratings and Fitch Ratings, respectively.
The proceeds from the notes offering were used to reduce borrowings under the ABL Facility. The Company intends to use the availability on its ABL Facility to repay CSI Compressco's outstanding indebtedness in full, as well as fees and expenses, in connection with the Transaction.

Summary Financial Data
(in thousands, except percentages)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Total Revenues	$225,980	$230,983	$179,776	$850,381	$707,913
Net Income (loss)	$(6,874)	$21,766	$1,909	$20,066	$106,265
Adjusted EBITDA (1) (2)	$113,878	$110,067	$103,235	$438,148	$399,038
Adjusted EBITDA percentage (1) (2)	50.4%	47.7%	57.4%	51.5%	56.4%

Compression Operations Revenues	$189,616	$186,673	$170,992	$735,605	$654,957
Compression Operations Adjusted Gross Margin (1)	$125,781	$121,203	$112,422	$478,513	$429,242
Compression Operations Adjusted Gross Margin Percentage (1)	66.3%	64.9%	65.7%	65.1%	65.5%

Other Services Revenues	$36,364	$44,310	$8,784	$114,776	$52,956
Other Services Adjusted Gross Margin (1)	$8,492	$5,490	$1,786	$20,997	$11,320
Other Services Adjusted Gross Margin Percentage (1)	23.4%	12.4%	20.3%	18.3%	21.4%

Maintenance Capital Expenditures	$8,934	$12,312	$20,542	$36,990	$48,313
Growth Capital Expenditures	$60,472	$55,671	$49,791	$184,487	$212,953

Discretionary Cash Flow (1) (2)	$70,527	$63,044	$31,071	$248,149	$188,547
Free Cash Flow (1) (2)	$10,449	$7,373	$(18,661)	$65,111	$(16,324)

(1)Adjusted EBITDA, Adjusted EBITDA Percentage, Adjusted Gross Margin, Adjusted Gross Margin Percentage, Discretionary Cash Flow, and Free Cash Flow are non-GAAP financial measures. For definitions and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.
(2)For the three months ended December 31, 2023, September 30, 2023 and December 31, 2022, includes $5.1 million, $2.0 million, and $0, respectively, of non-cash provisions for expected credit losses. For the years ended December 31, 2023 and 2022, includes $7.1 million and $0.1 million, respectively, of non-cash provisions for expected credit losses.

Summary Operating Data
(as of the dates indicated)

	December 31, 2023	September 30, 2023	December 31, 2022
Fleet horsepower (1)	3,261,661	3,213,096	3,134,306
Revenue-generating horsepower (2)	3,258,951	3,210,076	3,131,631
Fleet compression units (1)	3,078	3,051	3,024
Revenue-generating compression units (2)	3,062	3,034	3,021
Revenue-generating horsepower per revenue-generating compression unit (3)	1,064	1,058	1,037
Horsepower utilization (4)	99.9%	99.9%	99.9%

(1)Fleet horsepower and fleet compression units include revenue-generating horsepower and idle horsepower, which are compression units that do not have a signed contract or are not subject to a firm commitment from our customer and are not yet generating revenue. Fleet horsepower excludes 33,020, 31,520 and 58,645 of non-marketable or obsolete horsepower as of three months ended December 31, 2023, September 30, 2023 and December 31, 2022, respectively.
(2)Revenue-generating horsepower and revenue-generating compression units include compression units that are operating under contract and generating revenue and compression units which are available to be deployed and for which we have a signed contract or are subject to a firm commitment from our customer.
(3)Calculated as (i) revenue-generating horsepower divided by (ii) revenue-generating compression units at period end.
(4)Calculated as (i) revenue-generating horsepower divided by (ii) fleet horsepower at period end.

Full-Year 2024 Guidance

Kodiak is providing initial guidance for the full year 2024. Note that the amounts below do not include any impact from the pending acquisition of CSI Compressco. All amounts below are in thousands except percentages.

	Full-Year 2024 Guidance
	Low	High
Adjusted EBITDA (1)	$460,000	$490,000
Discretionary Cash Flow (1) (2)	$295,000	$310,000

Segment Information
Compression Operations revenues	$795,000	$825,000
Compression Operations Adjusted Gross Margin Percentage (1)	64.0%	66.0%
Other Services revenues	$60,000	$80,000
Other Services Adjusted Gross Margin Percentage (1)	15.0%	20.0%

Capital Expenditures
Growth capital expenditures, net (3)	$165,000	$185,000
Maintenance capital expenditures	$40,000	$50,000

(1)The Company is unable to reconcile projected Adjusted EBITDA to projected net income (loss), projected Discretionary Cash Flow to projected net cash provided by operating activities and projected Adjusted Gross Margin to projected gross margin, the most comparable financial measures calculated in accordance with GAAP, respectively, without unreasonable efforts because components of the calculations are inherently unpredictable, such as changes to current assets and liabilities, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation would significantly affect the accuracy of the reconciliations.

(2)Discretionary Cash Flow guidance assumes no change to Secured Overnight Financing Rate futures and that our senior unsecured notes due 2029 remain outstanding for the duration of 2024.
(3)Growth capital expenditures include new compression units, compression unit upgrades, capitalized make-ready costs and capitalized installation costs, as well as expenditures on assets other than compression units required to operate the business. For 2024, growth capital expenditures include approximately $12.5 million of non-unit-related expenditures and are presented net of proceeds from expected facility sales.

Conference Call
Kodiak will conduct a conference call on Thursday, March 7, 2024 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss financial and operating results for the quarter and year ended December 31, 2023. To listen to the call by phone, dial 201-389-0872 and ask for the Kodiak Gas Services call at least 10 minutes prior to the start time. To listen to the call via webcast, please visit the Investors tab of Kodiak’s website at www.kodiakgas.com.

About Kodiak Gas Services, Inc.
Kodiak Gas Services, Inc. is one of the largest contract compression services providers in the continental United States with a revenue-generating fleet of approximately 3.3 million horsepower. The company focuses on providing contract compression services to oil and gas producers and midstream customers in high‐volume gas gathering systems, processing facilities, multi‐well gas lift applications and natural gas transmission systems. More information is available at www.kodiakgas.com.

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income (loss) before interest expense, net: income tax expense (benefit); and depreciation and amortization; plus (i) loss on extinguishment of debt; (ii) loss (gain) on derivatives; (iii) equity compensation expense; (iv) transaction expenses; (v) loss (gain) on sale of assets; and (vi) impairment of compression equipment. Adjusted EBITDA Percentage is defined as Adjusted EBITDA divided by total revenues. Adjusted EBITDA and Adjusted EBITDA Percentage are used as supplemental financial measures by our management and external users of our financial statements, such as investors, commercial banks and other financial institutions, to assess: (i) the financial performance of our assets without regard to the impact of financing methods, capital structure or historical cost basis of our assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the ability of our assets to generate cash sufficient to make debt payments and pay dividends; and (iv) our operating performance as compared to those of other companies in our industry without regard to the impact of financing methods and capital structure. We believe Adjusted EBITDA and Adjusted EBITDA Percentage provide useful information because, when viewed with our GAAP results and the accompanying reconciliation, they provide a more complete understanding of our performance than GAAP results alone. We also believe that external users of our financial statements benefit from having access to the same financial measures that management uses in evaluating the results of our business. Reconciliations of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, and net cash provided by operating activities are presented below.
Adjusted Gross Margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Adjusted Gross Margin Percentage is defined as Adjusted Gross Margin divided by total revenues. We believe Adjusted Gross Margin and Adjusted Gross Margin Percentage are useful as supplemental measures to investors of our operating profitability. Reconciliations of Adjusted Gross Margin to gross margin are presented below.
Discretionary Cash Flow is defined as net cash provided by operating activities less (i) maintenance capital expenditures; (ii) gain (loss) on sale of property, plant and equipment; (iii) certain changes in operating assets and liabilities; and (iv) certain other expenses; plus (x) cash loss on extinguishment of debt; and (y) transaction expenses. We believe Discretionary Cash Flow is a useful liquidity and performance measure and supplemental financial measure for us in assessing our ability to pay cash dividends to our stockholders, make growth capital expenditures and assess our operating performance. Reconciliations of Discretionary Cash Flow to net income (loss) and net cash provided by operating activities are presented below.
Free Cash Flow is defined as net cash provided by operating activities less (i) maintenance capital expenditures; (ii) gain (loss) on sale of property, plant and equipment; (iii) certain changes in operating assets and liabilities; (iv) certain other expenses; and (v) net growth capital expenditures; plus (x) cash loss on extinguishment of debt; (y) transaction expenses; and (z) proceeds from sale of property, plant and equipment. We believe Free Cash Flow is a liquidity measure and useful supplemental financial measure for us in assessing our ability to pursue business opportunities and investments to grow our business and to service our debt. Reconciliations of Free Cash Flow to net income (loss) and net cash provided by operating activities are presented below.

Cautionary Note Regarding Forward-Looking Statements
This news release contains, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding: (i) expected operating results, such as revenue growth and earnings, including upon consummation of the Transaction, and our ability to service our indebtedness; (ii) anticipated levels of capital expenditures and uses of capital; (iii) current or future volatility in the credit markets and future market conditions; (iv) potential or pending acquisition transactions, including the Transaction, or other strategic transactions, the timing thereof, the receipt of necessary approvals to close such acquisitions, our ability to finance such acquisitions, and our ability to achieve the intended operational, financial, and strategic benefits from any such transactions; (v) expected synergies and efficiencies to be achieved as a result of the Transaction; (vi) expectations regarding the leverage and dividend profile upon consummation of the Transaction, including the amount and timing of future dividend payments; (vii) expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings; (viii) production and capacity forecasts for the natural gas and oil industry; (ix) strategy for customer retention, growth, fleet maintenance, market position and financial results; (x) our interest rate hedges; and (xi) strategy for risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) a reduction in the demand for natural gas and oil; (ii) the loss of, or the deterioration of the financial condition of, any of our key customers; (iii) nonpayment and nonperformance by our customers, suppliers or vendors; (iv) competitive pressures that may cause us to lose market share; (v) the structure of our Compression Operations contracts and the failure of our customers to continue to contract for services after expiration of the primary term; (vi) our ability to consummate the Transaction on a timely basis or at all; (vii) our ability to successfully integrate any acquired businesses, including CSI Compressco, and realize the expected benefits thereof; (viii) difficulties and delays in meeting the conditions required for the closing of the Transaction; (ix) our ability to fund purchases of additional compression equipment; (x) a deterioration in general economic, business, geopolitical or industry conditions, including as a result of the conflict between Russia and Ukraine and the Israel-Hamas war, inflation, and slow economic growth in the United States; (xi) a downturn in the economic environment, as well as inflationary pressures; (xii) tax legislation and administrative initiatives or challenges to our tax positions; (x) the loss of key management, operational personnel or qualified technical personnel; (xiii) our dependence on a limited number of suppliers; (xiv) the cost of compliance with existing and new governmental regulations, including climate change legislation; (xv) the cost of compliance with regulatory initiatives and stakeholder pressures, including ESG scrutiny; (xvi) the inherent risks associated with our operations, such as equipment defects and malfunctions; (xvii) our reliance on third-party components for use in our IT systems; (xviii) legal and reputational risks and expenses relating to the privacy, use and security of employee and client information; (xix) threats of cyber-attacks or terrorism; (xx) agreements that govern our debt contain features that may limit our ability to operate our business and fund future growth and also increase our exposure to risk during adverse economic conditions; (xi) volatility in interest rates; (xxii) our ability to access the capital and credit markets or borrow on affordable terms to obtain additional capital that we may require; (xxiii) the effectiveness of our disclosure controls and procedures; and (xxiv) such other factors as discussed throughout the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the year ended December 31, 2023, to be filed with the U.S. Securities and Exchange Commission.

Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

KODIAK GAS SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended					Year Ended
	December 31, 2023		September 30, 2023		December 31, 2022	December 31, 2023	December 31, 2022
Revenues:
Compression Operations	$189,616		$186,673		$170,992	$735,605	$654,957
Other Services	36,364		44,310		8,784	114,776	52,956
Total revenues	$225,980		$230,983		$179,776	$850,381	$707,913
Operating expenses:
Cost of operations (exclusive of depreciation and amortization shown below)
Compression Operations	63,835		65,470		58,570	257,092	225,715
Other Services	27,872		38,820		6,998	93,779	41,636
Depreciation and amortization	46,455		46,087		44,550	182,869	174,463
Selling, general and administrative expenses	27,137		19,648		12,122	73,308	44,882
Gain on sale of capital assets	(56)		—		(49)	(777)	(874)
Total operating expenses	$165,243		$170,025		$122,191	$606,271	$485,822
Income from operations	60,737		60,958		57,585	244,110	222,091
Other income (expenses):
Interest expense, net	(40,484)		(39,710)		(61,251)	(222,514)	(165,867)
Loss on extinguishment of debt	—		(6,757)		—	(6,757)	—
Gain (loss) on derivatives	(21,814)		15,141		6,144	20,266	83,116
Other income (expense)	(8)		38		27	31	17
Total other income (expenses)	$(62,306)		$(31,288)		$(55,080)	$(208,974)	$(82,734)
Income before income taxes	(1,569)	—	29,670	—	2,505	35,136	139,357
Income tax expense	5,305		7,904		596	15,070	33,092
Net income (loss)	$(6,874)		$21,766		$1,909	$20,066	$106,265
Basic and diluted earnings per share
Basic net earnings per share	$(0.09)		$0.28		$0.03	$0.29	$1.80
Diluted net earnings per share	$(0.09)		$0.28		$0.03	$0.29	$1.80
Basic weighted average shares of common stock outstanding	77,400,000		76,731,868		59,000,000	68,058,630	59,000,000
Diluted weighted average shares of common stock outstanding	77,675,607		76,899,483		59,000,000	68,327,018	59,000,000

KODIAK GAS SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share data)

	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$5,562	$20,431
Accounts receivable, net	113,192	97,551
Inventories, net	76,238	72,155
Fair value of derivative instruments	8,194	823
Contract assets	17,424	3,555
Prepaid expenses and other current assets	10,353	9,520
Total current assets	230,963	204,035
Property, plant and equipment, net	2,536,091	2,488,682
Operating lease right-of-use assets, net	33,716	9,827
Goodwill	305,553	305,553
Identifiable intangible assets, net	122,888	132,362
Fair value of derivative instruments	14,256	64,517
Other assets	639	564
Total assets	$3,244,106	$3,205,540
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$49,842	$37,992
Accrued liabilities	97,078	93,873
Contract liabilities	63,709	57,109
Total current liabilities	210,629	188,974
Long-term debt, net of unamortized debt issuance cost	1,791,460	2,720,019
Operating lease liabilities, net of current portion	34,468	6,754
Deferred tax liabilities	62,748	57,155
Other liabilities	2,148	3,545
Total liabilities	2,101,453	2,976,447
Commitments and contingencies (Note 13)
Stockholders’ equity:
Preferred stock, par value $0.01 par value; 50,000,000 shares of preferred stock authorized, zero issued as of December 31, 2023 and 2022, respectively	—	—
Common stock, par value $0.01 per share; 750,000,000 shares of common stock authorized, 77,400,000 and 59,000,000 shares of common stock issued and outstanding as of December 31, 2023 and 2022, respectively	774	590
Additional paid-in capital	963,760	33,189
Retained earnings	178,119	195,314
Total stockholders’ equity	1,142,653	229,093
Total liabilities and stockholders’ equity	$3,244,106	$3,205,540

KODIAK GAS SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Year Ended
	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net income	$20,066	$106,265
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	182,869	174,463
Stock-based compensation expense	5,914	971
Amortization of debt issuance costs	13,556	13,727
Non-cash lease expense	4,465	2,817
Provision for credit losses	7,101	86
Inventory reserve	500	500
(Gain) loss on sale of property, plant and equipment	(777)	(874)
Change in fair value of derivatives	42,890	(87,363)
Deferred tax provision	7,863	27,301
Loss on extinguishment of debt	4,359	—
Changes in operating assets and liabilities:
Accounts receivable	(22,742)	(16,887)
Inventories	(4,583)	(24,302)
Contract assets	(13,869)	(3,555)
Prepaid expenses and other current assets	(833)	(3,269)
Accounts payable	10,166	(1,518)
Accrued and other liabilities	2,781	25,579
Contract liabilities	6,600	5,905
Net cash provided by operating activities	266,326	$219,846
Cash flows from investing activities:
Purchase of property, plant and equipment	(219,795)	(259,349)
Proceeds from sale of property, plant and equipment	1,449	8,082
Other	(75)	(115)
Net cash used in investing activities	(218,421)	(251,382)
Cash flows from financing activities:
Borrowings on debt instruments	1,020,102	1,613,886
Payments on debt instruments	(1,243,981)	(724,895)
Payment of debt issuance cost	(32,768)	(27,819)
Proceeds from initial public offering, net of underwriter discounts	277,840	—
Offering costs	(10,039)	—
Loss on extinguishment of debt	(1,835)	—
Dividends paid to stockholders	(29,793)	—
Distribution to parent	(42,300)	(838,000)
Net cash (used in) provided by financing activities	(62,774)	23,172
Net decrease in cash and cash equivalents	(14,869)	(8,364)
Cash and cash equivalents - beginning of year	20,431	28,795
Cash and cash equivalents - end of year	$5,562	$20,431
Supplemental cash disclosures:
Cash paid for interest	$216,648	$143,441
Cash paid for taxes	$9,762	$2,177
Supplemental disclosure of non-cash investing activities:
Increase in accrued capital expenditures	$(1,682)	$(1,918)
Purchase of property, plant and equipment through exchange of lease ROU asset	$3,227	$—
Supplemental disclosure of non-cash financing activities:
Non-cash debt novation	$(689,829)	$—
Non-cash loss on extinguishment of debt	$(563)	$—
Non-cash offering costs	$(25)	$—

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(in thousands, excluding percentages)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income (loss)	$(6,874)	$21,766	$1,909	$20,066	$106,265
Interest expense, net	40,484	39,710	61,251	222,514	165,867
Income tax expense	5,305	7,904	596	15,070	33,092
Depreciation and amortization	46,455	46,087	44,550	182,869	174,463
Loss on extinguishment of debt	—	6,757	—	6,757	—
(Gain) loss on derivatives	21,814	(15,141)	(6,144)	(20,266)	(83,116)
Equity compensation expense (1)	2,462	2,544	352	5,914	971
Transaction expenses (2)	4,288	440	770	6,001	2,370
Gain on sale of capital assets	(56)	—	(49)	(777)	(874)
Adjusted EBITDA	$113,878	$110,067	$103,235	$438,148	$399,038
Adjusted EBITDA Percentage	50.4%	47.7%	57.4%	51.5%	56.4%

(1)For the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, there were $2.5 million, $2.5 million, and $0.4 million, respectively, of non-cash adjustments for equity compensation expense. For the years ended December 31, 2023 and 2022, there were $5.9 million and $1.0 million, respectively, of non-cash adjustments for equity compensation expense.
(2)Represents certain costs associated with non-recurring professional services, our equity owners’ expenses and other costs.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED EBITDA
(in thousands)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net cash provided by operating activities	$62,627	$85,731	$32,992	$266,326	$219,846
Interest expense, net	40,484	39,710	61,251	222,514	165,867
Income tax expense	5,305	7,904	596	15,070	33,092
Deferred tax provision	(1,551)	(5,551)	(494)	(7,863)	(27,301)
Cash received on derivatives	(7,525)	(7,163)	(5,457)	(63,156)	4,247
Loss on extinguishment of debt	—	2,398	—	2,398	—
Transaction expenses (1)	4,288	440	770	6,001	2,370
Other (2)	(8,808)	(3,705)	(5,152)	(25,622)	(17,130)
Change in operating assets and liabilities	19,058	(9,697)	18,729	22,480	18,047
Adjusted EBITDA	$113,878	$110,067	$103,235	$438,148	$399,038

(1)Represents certain costs associated with non-recurring professional services, our equity owners’ expenses and other costs.
(2)Includes amortization of debt issuance costs, non-cash lease expense, provision for credit losses and inventory reserve.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF ADJUSTED GROSS MARGIN TO GROSS MARGIN FOR COMPRESSION OPERATIONS
(in thousands, excluding percentages)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Total revenues	$189,616	$186,673	$170,992	$735,605	$654,957
Cost of sales (excluding depreciation and amortization)	(63,835)	(65,470)	(58,570)	(257,092)	(225,715)
Depreciation and amortization	(46,455)	(46,087)	(44,550)	(182,869)	(174,463)
Gross margin	$79,326	$75,116	$67,872	$295,644	$254,779
Gross margin percentage	41.8%	40.2%	39.7%	40.2%	38.9%
Depreciation and amortization	46,455	46,087	44,550	182,869	174,463
Adjusted Gross Margin	$125,781	$121,203	$112,422	$478,513	$429,242
Adjusted Gross Margin Percentage (1)	66.3%	64.9%	65.7%	65.1%	65.5%

(1)Calculated using Adjusted Gross Margin for Compression Operations as a percentage of total Compression Operations revenues.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF ADJUSTED GROSS MARGIN TO GROSS MARGIN FOR OTHER SERVICES
(in thousands, excluding percentages)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Total revenues	$36,364	$44,310	$8,784	$114,776	$52,956
Cost of sales (excluding depreciation and amortization)	(27,872)	(38,820)	(6,998)	(93,779)	(41,636)
Depreciation and amortization	—	—	—	—	—
Gross margin	$8,492	$5,490	$1,786	$20,997	$11,320
Gross margin percentage	23.4%	12.4%	20.3%	18.3%	21.4%
Depreciation and amortization	—	—	—	—	—
Adjusted Gross Margin	$8,492	$5,490	$1,786	$20,997	$11,320
Adjusted Gross Margin Percentage (1)	23.4%	12.4%	20.3%	18.3%	21.4%

(1)Calculated using Adjusted Gross Margin for Other Services as a percentage of total Other Services revenues.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET INCOME TO DISCRETIONARY CASH FLOW AND FREE CASH FLOW
(in thousands)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income (loss)	$(6,874)	$21,766	$1,909	$20,066	$106,265
Depreciation and amortization	46,455	46,087	44,550	182,869	174,463
Change in fair value of derivatives	29,339	(7,978)	(687)	42,890	(87,363)
Loss on extinguishment of debt	—	6,757	—	6,757	—
Deferred tax provision	1,551	5,551	494	7,863	27,301
Amortization of debt issuance costs	2,296	189	4,274	13,556	13,727
Equity compensation expense (1)	2,462	2,544	352	5,914	971
Transaction expenses (2)	4,288	440	770	6,001	2,370
Gain on sale of capital assets	(56)	—	(49)	(777)	(874)
Maintenance capital expenditures	(8,934)	(12,312)	(20,542)	(36,990)	(48,313)
Discretionary Cash Flow	$70,527	$63,044	$31,071	$248,149	$188,547
Growth capital expenditures (3) (4)	(60,472)	(55,671)	(49,791)	(184,487)	(212,953)
Proceeds from sale of property, plant and equipment	394	—	59	1,449	8,082
Free Cash Flow	$10,449	$7,373	$(18,661)	$65,111	$(16,324)

(1)For the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, there were $2.5 million, $2.5 million, and $0.4 million, respectively, of non-cash adjustments for equity compensation expense. For the years ended December 31, 2023 and 2022, there were $5.9 million and $1.0 million, respectively, of non-cash adjustments for equity compensation expense.
(2)Represents certain costs associated with non-recurring professional services, our equity owners’ expenses and other costs.
(3)For the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, growth capital expenditures include a $4.8 million decrease, a $16.4 million increase and a $10.7 million increase in accrued capital expenditures, respectively. For the years ended December 31, 2023 and 2022, growth capital expenditures include a $1.7 million increase and $1.9 million increase in accrued capital expenditures, respectively.
(4)For the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, there were $15.2 million, $3.5 million and $3.5 million of non-unit growth capital expenditures, respectively. For the years ended December 31, 2023 and 2022, non-unit growth capital expenditures amounted to $26.6 million and $7.4 million, respectively.

KODIAK GAS SERVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO DISCRETIONARY CASH FLOW AND FREE CASH FLOW
(in thousands)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net cash provided by operating activities	$62,627	$85,731	$32,992	$266,326	$219,846
Maintenance capital expenditures	(8,934)	(12,312)	(20,542)	(36,990)	(48,313)
Loss on extinguishment of debt	—	2,398	—	2,398	—
Transaction expenses (1)	4,288	440	770	6,001	2,370
Gain on sale of capital assets	(56)	—	(49)	(777)	(874)
Change in operating assets and liabilities	19,058	(9,697)	18,729	22,480	18,047
Other (2)	(6,456)	(3,516)	(829)	(11,289)	(2,529)
Discretionary Cash Flow	$70,527	$63,044	$31,071	$248,149	$188,547
Growth capital expenditures (3) (4)	(60,472)	(55,671)	(49,791)	(184,487)	(212,953)
Proceeds from sale of property, plant and equipment	394	—	59	1,449	8,082
Free Cash Flow	$10,449	$7,373	$(18,661)	$65,111	$(16,324)

(1)Represents certain costs associated with non-recurring professional services, our equity owners’ expenses and other costs.
(2)Includes non-cash lease expense, provision for credit losses and inventory reserve.
(3)For the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, growth capital expenditures include a $4.8 million decrease, a $16.4 million increase and a $10.7 million increase in accrued capital expenditures, respectively. For the years ended December 31, 2023 and 2022, growth capital expenditures include a $1.7 million increase and $1.9 million increase in accrued capital expenditures, respectively.
(4)For the three months ended December 31, 2023, September 30, 2023, and December 31, 2022, there were $15.2 million, $3.5 million and $3.5 million of non-unit growth capital expenditures, respectively. For the years ended December 31, 2023 and 2022, non-unit growth capital expenditures amounted to $26.6 million and $7.4 million, respectively.